Exhibit 99.1

pitney bowes
The technology behind every important delivery.

Pitney Bowes Announces Strong Financial Results for Third Quarter 2026 and Issues CEO Letter

Discloses Continued Progress Toward Stabilizing Revenue as well as Growth in Adj. EBIT, Adj. EPS, and Adj. Free Cash Flow

Shares Positive Updates on Full-Year Guidance, Including Narrowing Outlooks and Increasing Midpoints for Revenue and Adj. Free Cash Flow

SHELTON, Conn.--(BUSINESS WIRE)--October 28, 2026--Pitney Bowes Inc. (NYSE: PBI) ("Pitney Bowes" or the "Company"), a technology-driven company that provides digital shipping solutions, mailing innovation and financial services to clients around the world, today disclosed its financial results for the third quarter of 2026. In conjunction with this announcement, CEO Kurt Wolf has released a letter to shareholders to provide his commentary on the quarter and updates on strategic initiatives. **To read and/or download a copy of this quarter's CEO letter, please click here**.

Financial Highlights:

The following table summarizes the Company's financial highlights for the third quarter 2026:

	Third Quarter			
$ millions, except EPS	**2026**	**2025**	**$ Change**	**% Change**
Revenue	$456	$460	($3)	(1%)
GAAP EPS	$0.37	$0.30	$0.07	23%
Adj. EPS[1]	$0.42	$0.31	$0.11	35%
GAAP Net Income	$53	$52	$1	1%
Adj. EBIT[1]	$114	$107	$7	6%
Cash from Operations	$151	$67	$84	126%
Adj. Free Cash Flow[1]	$147	$60	$87	144%

[1] Adjusted EPS, Adjusted EBIT, and Adjusted Free Cash Flow are non-GAAP measures. Definitions for these metrics can be found in the Use of Non-GAAP Measures section. Reconciliations of non-GAAP measures to comparable GAAP measures can be found in the attached financial schedules.

Update on Capital Allocation

- The Company reduced debt by $148 million in the quarter, including $46 million through a tender offer of its notes, due in 2037 and 2043, at a discount to par. Year-to-date, debt has been reduced by $108 million.
- During the quarter, the Company also repriced its $585 million Term Loan B, due 2032, reducing the interest margin by 75 basis points.
- The Company repurchased approximately 1.0 million shares for $17 million in the third quarter at an average per share price of $16.84. Additionally, the Company repurchased another 0.6 million shares for $11 million from the start of the fourth quarter through October 23, 2026.
- The Board approved a $0.10 per share quarterly regular dividend, which is payable on December 8, 2026, to shareholders of record as of November 16, 2026.

Business Segment Reporting

SendTech Solutions

SendTech Solutions offers physical and digital shipping and mailing technology solutions, financing, services, supplies and other applications for small and medium businesses, retail, enterprise, and government clients around the world to help simplify and save on the sending, tracking and receiving of letters, parcels and flats.

	Third Quarter			
$ millions	**2026**	**2025**	**$ Change**	**% Change**
Revenue	$305	$311	($6)	(2%)
Adj. Segment EBITDA	$124	$112	$12	11%
Adj. Segment EBIT	$115	$101	$14	14%

SendTech saw a modest revenue decline in the third quarter due to anticipated decreases in the mailing install base at this point in the cycle. This was partially offset by higher equipment sales.

Gross profit was flat year-over-year despite lower revenue, supported by favorable product mix and lower tariff costs. Adjusted Segment EBITDA and EBIT improved as a result of cost reductions, with operating expenses declining $13 million versus prior year. Results also benefited from certain non-recurring items, most notably a $3 million benefit allocation from Corporate expenses reflecting better-than-anticipated medical claims at SendTech year-to-date.

Presort Services

Presort Services provides sortation services that enable clients to qualify for USPS workshare discounts in First Class Mail, Marketing Mail, Marketing Mail Flats and Bound Printed Matter.

	Third Quarter			
$ millions	**2026**	**2025**	**$ Change**	**% Change**
Revenue	$151	$149	$2	1%
Adj. Segment EBITDA	$41	$42	($1)	(2%)
Adj. Segment EBIT	$32	$33	($1)	(2%)

Presort revenue grew 1% in the third quarter, returning to year-over-year growth, driven by increased volume from new client wins. Total volume sorted in the quarter was 3.4 billion pieces of mail, a 4% increase year-over-year.

Adjusted Segment EBITDA and EBIT saw modest declines due to lower revenue per piece and to higher transportation costs, which increased $6 million year-over-year driven by elevated fuel prices and freight cost inflation. Results also benefited from a non-recurring $7 million benefit allocation from Corporate expenses reflecting better-than-anticipated medical claims at Presort year-to-date.

2026 Full-Year Outlook

As a result of strong performance, the Company is raising the low end and effectively establishing a higher midpoint for Revenue. The Company is also raising its guidance for Adjusted Free Cash Flow and narrowing its guidance ranges for Adjusted EBIT and Adjusted EPS, maintaining their midpoints. Of note, the Company's year-to-date Adjusted Free Cash Flow reflects the benefit of increased prepayments due to new customers, resulting from the exit of a significant mail sortation competitor.

Updated guidance for Revenue, Adjusted EBIT, Adjusted EPS and Adjusted Free Cash Flow in 2026 is as follows:

	Previous Guidance		Updated Guidance	
$ millions, except EPS	**Low**	**High**	**Low**	**High**
Revenue	$1,800	$1,860	$1,830	$1,860
Adjusted EBIT	$445	$475	$450	$470

Adjusted EPS	$1.55	$1.70	$1.58	$1.67
Adjusted Free Cash Flow	$360	$410	$380	$420

<u>Q3 2026 Earnings Conference Call</u>

Management will discuss the Company's results in a webcast tomorrow, October 29, 2026, at 8:00 a.m. ET. Instructions for accessing the earnings results call are available on the Investor Relations page of the Company's website at www.pitneybowes.com.

*****As a reminder, to read and/or download a copy of this quarter's CEO letter, please click here*****

<u>About Pitney Bowes</u>

Pitney Bowes (NYSE: PBI) is a technology-driven company that provides digital shipping solutions, mailing innovation, and financial services to clients around the world – including more than 90 percent of the Fortune 500. Small businesses to large enterprises, and government entities rely on Pitney Bowes to reduce the complexity of sending mail and parcels. For the latest news, corporate announcements, and financial results, visit www.pitneybowes.com/us/newsroom. For additional information, visit Pitney Bowes at www.pitneybowes.com.

<u>Adjusted Segment EBIT</u>

Adjusted Segment EBIT (earnings before interest and taxes) is the primary measure of profitability and operational performance at the segment level. Adjusted Segment EBIT includes segment revenues and related costs and expenses attributable to the segment, but excludes interest, taxes, general corporate expenses, restructuring charges, and other items not allocated to a business segment. Effective January 1, 2026, Adjusted Segment EBIT also excludes pension expense related to U.S. and Canada pension plans that we have taken steps to terminate. We also report Adjusted Segment EBITDA (earnings before interest, taxes, depreciation and amortization) as an additional useful measure of segment profitability and operational performance, which is calculated as Adjusted Segment EBIT plus depreciation and amortization expense of the segment.

<u>Use of Non-GAAP Measures</u>

Pitney Bowes' financial results are reported in accordance with generally accepted accounting principles (GAAP). Pitney Bowes also discloses certain non-GAAP measures, such as Adjusted EBIT, Adjusted EBITDA, adjusted earnings per share (Adjusted EPS) and adjusted free cash flow.

Adjusted EBIT, Adjusted EBITDA and Adjusted EPS exclude the impact of restructuring charges, foreign currency gains and losses on intercompany loans, certain costs associated with the Ecommerce Restructuring, gains and losses on debt redemptions and other unusual items that we believe are not indicative of our core business operations. For the 2026 periods, these measures also exclude pension expense related to the U.S. and Canada pension plans that we have taken steps to terminate.

Effective Q2 2026, the Company has renamed "Free Cash Flow" to "Adjusted Free Cash Flow". This is a change in title only. There is no change in definition nor calculation methodology, and all prior-period amounts remain unchanged. Adjusted free cash flow adjusts cash flow from operations calculated in accordance with GAAP for capital expenditures, restructuring payments and other special items. Management believes adjusted free cash flow provides better insight into the amount of cash available for other discretionary uses.

Reconciliations of non-GAAP measures to comparable GAAP measures can be found in the attached financial schedules and at the Company's website at: https://www.investorrelations.pitneybowes.com. We do not provide a reconciliation of forward‑looking non‑GAAP measures to the most comparable GAAP measures because items necessary for such reconciliation are not available on a reasonable basis without unreasonable efforts. Forward-Looking Statements This document contains “forward-looking statements” about the Company’s expected or potential future business and financial performance, including, but not limited to, statements about future revenue and profitability, earnings guidance, future events or conditions, capital allocation strategy, expected cost savings and efficiency improvements, and strategic initiatives and priorities. Forward-looking statements are not guarantees of future performance and involve risks and uncertainties that could cause actual results to differ materially from those projected. Factors which could cause future performance to differ materially from expectations include, without limitation, changes in postal regulations or the operations and financial health of posts in the U.S. or other major markets or changes to the broader postal or shipping markets; accelerated or sudden declines in physical mail volumes or shipping volumes; the loss of some of our larger clients; changes in trade policies, tariffs and regulations; periods of difficult economic conditions, the impacts of inflation and rising prices, higher interest rates and a slow-down in economic activity, including a global recession, or a prolonged U.S. government shutdown, to the Company and our clients; changes in labor and transportation availability and costs; and other factors as more fully outlined in the Company's Annual Report on Form 10-K/A for the year ended December 31, 2025 and subsequent reports filed with the Securities and Exchange Commission. Pitney Bowes assumes no obligation to update any forward- looking statements contained in this document as a result of new information, events, or developments, except as required by law. Contacts: For Investors: Alex Brown investorrelations@pb.com

Pitney Bowes Inc. Consolidated Statements of Operations (Unaudited; in thousands, except per share amounts) 2026 2025 2026 2025 Revenue: Services $288,033 $289,476 $879,120 $898,331 Products 90,257 89,712 266,430 273,782 Financing and other 77,892 80,487 239,543 242,891 Total revenue 456,182 459,675 1,385,093 1,415,004 Costs and expenses: Cost of services 149,439 146,394 460,950 446,507 Cost of products 47,689 54,294 137,811 159,700 Cost of financing and other 11,746 14,708 36,965 47,871 Selling, general and administrative 139,201 144,154 401,324 480,611 Research and development 3,383 3,409 10,560 11,773 Restructuring charges 1,529 1,836 9,978 17,042 Interest expense, net 25,984 26,072 80,556 75,279 Other components of net pension and postretirement cost 10,274 1,645 33,564 5,446 Other expense (3,155) (981) (2,672) 16,628 Total costs and expenses 386,090 391,531 1,169,036 1,260,857 Income before taxes 70,092 68,144 216,057 154,147 Provision for income taxes 17,426 16,181 55,345 36,787 Net income $52,666 $51,963 $160,712 $117,360 Basic earnings per share $0.39 $0.31 $1.14 $0.66 Diluted earnings per share $0.37 $0.30 $1.12 $0.66 Weighted-average shares used in diluted earnings per share 140,728 170,370 142,971 178,375 Nine Months Ended September 30,Three Months Ended September 30,

Pitney Bowes Inc. Consolidated Balance Sheets (Unaudited; in thousands) Assets September 30, 2026 December 31, 2025 Current assets: Cash and cash equivalents $268,514 $284,887 Short-term investments 12,661 12,232 Accounts and other receivables, net 162,171 168,099 Short-term finance receivables, net 461,910 496,446 Inventories 63,022 66,241 Current income taxes 2,422 3,143 Other current assets and prepayments 74,172 69,451 Total current assets 1,044,872 1,100,499 Property, plant and equipment, net 171,932 185,913 Rental property and equipment, net 21,959 24,054 Long-term finance receivables, net 533,191 605,129 Goodwill 739,193 746,687 Intangible assets, net 12,039 14,741 Operating lease assets 97,168 106,996 Noncurrent income taxes 98,131 95,412 Other assets 273,795 289,520 Total assets $2,992,280 $3,168,951 Liabilities and stockholders' deficit Current liabilities: Accounts payable and accrued liabilities $796,213 $845,378 Customer deposits at Pitney Bowes Bank 576,949 582,630 Current operating lease liabilities 29,725 28,396 Current portion of long-term debt 24,730 17,150 Advance billings 66,928 69,075 Current income taxes 2,795 5,210 Total current liabilities 1,497,340 1,547,839 Long-term debt 1,862,691 1,975,888 Deferred taxes on income 111,879 72,665 Tax uncertainties and other income tax liabilities 60 278 Noncurrent operating lease liabilities 87,595 99,757 Noncurrent customer deposits at Pitney Bowes Bank 71,000 71,000 Other noncurrent liabilities 198,452 203,884 Total liabilities 3,829,017 3,971,311 Stockholders' deficit: Common stock 270,338 270,338 Retained earnings 2,739,946 2,655,703 Accumulated other comprehensive loss (789,981) (789,132) Treasury stock, at cost (3,057,040) (2,939,269) Total stockholders' deficit (836,737) (802,360) Total liabilities and stockholders' deficit $2,992,280 $3,168,951

PITNEY BOWES INC. STATEMENTS OF CASH FLOWS SEPTEMBER 2026 (Dollars in thousands) 2026 2025 Cash Flows From Operating Activities: Net income $160,712 $117,360 Adjustments to reconcile net income to net cash provided by operating activities: Depreciation and amortization 72,062 84,503 Allowance for credit losses 8,268 9,382 Change in allowance for DIP Facility - (8,907) Stock-based compensation 16,956 15,038 Amortization of debt fees 5,603 5,319 Loss on debt redemption/refinancing (2,039) 24,446 Restructuring charges 9,978 17,042 Restructuring payments (35,592) (30,843) Loss on disposal of fixed assets 4,474 9,203 (Gain) loss on revaluation of intercompany loans (6,731) 21,234 Other, net 26,058 (14,875) Changes in operating assets and liabilities, net of acquisitions: Accounts and other receivables 1,359 (4,500) Finance receivables 87,499 94,725 Inventories 3,022 (14,825) Other current assets and prepayments (7,332) (5,932) Accounts payable and accrued liabilities (23,297) (171,665) Current and noncurrent income taxes 28,673 14,666 Advance billings (1,461) 186 Net cash from operating activities 348,212 161,557 Cash Flows From Investing Activities: Capital expenditures (45,041) (46,027) Purchases of investment securities (9,171) (30,039) Proceeds from sales/maturities of investment securities 14,959 23,844 Net investment in loans receivables 10,383 (66,736) DIP Facility reimbursement - 8,907 Acquisition - (2,200) Other investing activities, net 233 1,720 Net cash from investing activities (28,637) (110,531) Cash Flows From Financing Activities: Borrowings under revolving credit facility 176,700 - Repayments under revolving credit facility (176,700) - Proceeds from issuance of debt 300,000 1,005,000 Principal payments of debt (402,032) (820,262) Premium and fees paid to redeem/refinance debt (7,728) (29,127) Dividends paid to stockholders (40,599) (36,905) Customer deposits at Pitney Bowes Bank (5,681) (55,648) Capped call payment - (24,702) Proceeds from stock option exercise 36,818 21,703 Common stock repurchases (205,725) (251,774) Other financing activities, net (10,151) (10,672) Net cash from financing activities (335,098) (202,387) Effect of exchange rate changes on cash and cash equivalents (850) 2,629 Change in cash and cash equivalents (16,373) (148,732) Cash and cash equivalents at beginning of period 284,887 469,726 Cash and cash equivalents at end of period $268,514 $320,994 YEAR-TO-DATE

Pitney Bowes Inc.
Business Segment Revenue
(Unaudited; in thousands)

	Three Months Ended September 30,			Nine Months Ended September 30,		
	2026	2025	% Change	2026	2025	% Change
Sending Technology Solutions	$305,255	$310,782	(2%)	$928,132	$938,104	(1%)
Presort Services	150,927	148,893	1%	456,961	476,900	(4%)
Total revenue	$456,182	$459,675	(1%)	$1,385,093	$1,415,004	(2%)

Pitney Bowes Inc.
Adjusted Segment EBIT & EBITDA
(Unaudited; in thousands)

	Three Months Ended September 30,							
	2026			2025			% change	
	Adjusted Segment EBIT	D&A	Adjusted Segment EBITDA	Adjusted Segment EBIT	D&A	Adjusted Segment EBITDA	Adjusted Segment EBIT	Adjusted Segment EBITDA
Sending Technology Solutions	$115,035	$9,172	$124,207	$101,059	$11,190	$112,249	14%	11%
Presort Services	31,861	8,991	40,852	32,626	9,242	41,868	(2%)	(2%)
Total reportable segments	$146,896	$18,163	165,059	$133,685	$20,432	154,117	10%	7%
Reconciliation of Adjusted Segment EBITDA to income before taxes:								
Depreciation and amortization - reportable segments			(18,163)			(20,432)		
Interest expense, net			(34,450)			(37,287)		
Corporate expenses			(32,980)			(26,350)		
Restructuring charges			(1,529)			(1,836)		
Gain (loss) on debt activities			3,155			(82)		
Foreign currency gain on intercompany loans			960			3,390		
Pension expense of plans to be terminated			(7,149)			-		
Transaction and strategic review costs			(4,811)			(4,439)		
Benefit in connection with Ecommerce Restructuring			-			1,063		
Income before taxes			70,092			$68,144		

	Nine Months Ended September 30,							
	2026			2025			% change	
	Adjusted Segment EBIT	D&A	Adjusted Segment EBITDA	Adjusted Segment EBIT	D&A	Adjusted Segment EBITDA	Adjusted Segment EBIT	Adjusted Segment EBITDA
Sending Technology Solutions	$ 351,243	$ 28,906	$ 380,149	$ 299,341	$ 34,602	$ 333,943	17%	14%
Presort Services	91,045	26,582	117,627	123,345	27,649	150,994	(26%)	(22%)
Total reportable segments	$ 442,288	$ 55,488	497,776	$ 422,686	$ 62,251	484,937	5%	3%
Reconciliation of Adjusted Segment EBITDA to income before taxes:								
Depreciation and amortization - reportable segments			(55,488)			(62,251)		
Interest expense, net			(107,633)			(112,671)		
Corporate expenses			(81,942)			(93,369)		
Restructuring charges			(9,978)			(17,042)		
Gain (loss) on debt activities			2,039			(24,446)		
Foreign currency gain (loss) on intercompany loans			6,731			(21,234)		
Pension expense of plans to be terminated			(23,125)			-		
Transaction and strategic review costs			(12,956)			(7,595)		
Benefit in connection with Ecommerce Restructuring			633			7,818		
Income before taxes			$ 216,057			$ 154,147

Pitney Bowes Inc.

Reconciliation of Reported Consolidated Results to Adjusted Results

(Unaudited; in thousands, except per share amounts)

	Three Months Ended September 30,		Nine Months Ended September 30,	
	2026	2025	2026	2025
Reconciliation of net income to adjusted net income, adjusted EBIT and adjusted EBITDA				
Net income - GAAP	$52,666	$51,963	$160,712	$117,360
Provision for income taxes	17,426	16,181	55,345	36,787
Income before taxes	70,092	68,144	216,057	154,147
Restructuring charges	1,529	1,836	9,978	17,042
Foreign currency (gain) loss on intercompany loans	(960)	(3,390)	(6,731)	21,234
(Gain) loss on debt activities	(3,155)	82	(2,039)	24,446
Pension expense of plans to be terminated	7,149	-	23,125	-
Transaction and strategic review costs	4,811	4,439	12,956	7,595
Benefit in connection with Ecommerce Restructuring	-	(1,063)	(633)	(7,818)
Adjusted net income before tax	79,466	70,048	252,713	216,646
Adjusted tax provision	19,898	16,657	64,454	52,488
Adjusted net income	$59,568	$53,391	$188,259	$164,158
Adjusted income before tax	79,466	$70,048	$252,713	$216,646
Interest expense, including financing interest	34,450	37,287	107,633	112,671
Adjusted EBIT	113,916	107,335	360,346	329,317
Depreciation and amortization	22,734	27,418	72,062	84,503
Adjusted EBITDA	136,650	$134,753	$432,408	$413,820
Reconciliation of diluted earnings per share to adjusted diluted earnings per share				
Diluted earnings per share - GAAP	$0.37	$0.30	$1.12	$0.66
Restructuring charges	$0.01	0.01	0.05	0.07
Foreign currency (gain) loss on intercompany loans	($0.01)	(0.02)	(0.04)	0.09
Pension expense of plans to be terminated	$0.04	-	0.12	-
(Gain) loss on debt activities	($0.02)	-	(0.01)	0.10
Transaction and strategic review costs	$0.03	0.02	0.07	0.03
Benefit in connection with Ecommerce Restructuring	-	(0.01)	-	(0.03)
Adjusted diluted earnings per share	$0.42	$0.31	$1.32	$0.92

The sum of the earnings per share amounts may not equal the total due to rounding.

	Three Months Ended September 30,		Nine Months Ended September 30,	
	2026	2025	2026	2025
Reconciliation of net cash from operating activities to adjusted free cash flow				
Net cash from operating activities	$151,140	$66,848	$348,212	$161,557
Capital expenditures	(10,710)	(15,797)	(45,041)	(46,027)
Restructuring payments	6,694	9,325	35,592	30,843
Adjusted free cash flow	$147,124	$60,376	$338,763	$146,373